UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                         July 11, 2008
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Date of Report (Date of earliest event reported)

                          New NRG Inc.
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(Exact name of Registrant as specified in its Charter)

Delaware                     000-26436                         91-2159311
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(State or other jurisdiction (Commission File No.)     (IRS Employer
     of incorporation)                                  Identification No.)


             1730 LaBounty Rd. PMB 213, Ferndale, WA 98248
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(Address of principal executive offices) (Zip Code)


                           360-384-4390
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              (Registrant's telephone number, including area code)



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(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Section 1  Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement


	On July 11, 2008, New NRG Inc. (NRG) signed a Capital Placement Agreement with Biofuel Technologies A/S (BFT). BFT is a technology development and holding company located in Denmark. BFT currently holds license rights to certain liquid separation, hydroliser and BioFuel technologies. BFT wishes to further develop those technologies and to make acquisitions of equity in the companies holding patents which BFT licenses.

	NRG holds the licensing rights to BFT technology and is funded to operate within the BioFuel arena. NRG wishes to employ BFTs technologies alongside its other technologies and act as marketing agent for those same technologies.

	NRG will invest up to 15 million euros into BFT based upon mutually agreeable terms and conditions. Final terms of such investment in BFT will be worked out in the final placement agreement between the companies. Such capital investment shall take place over a three year time period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  New NRG Inc.

  Date: July 11, 2008   /s/ Erik Nelson


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 Erik S. Nelson, Secretary